Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CS Disco, Inc. Stock Option Award Agreement of our report dated February 25, 2022 with respect to the consolidated financial statements of CS Disco, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Austin, Texas

July 18, 2022